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                                  EXHIBIT 23.1





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                       CONSENT OF INDEPENDENT ACCOUNTANTS





     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 14, 1994, appearing on page 18 of Daniel Industries, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 1994.



/S/  PRICE WATERHOUSE LLP
---------------------------

     PRICE WATERHOUSE LLP





Houston, Texas
September 28, 1995